EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Grubb & Ellis Company for the registration of subscription rights to purchase shares of its common stock and to the incorporation by reference therein of our report dated August 28, 2001, with respect to the consolidated financial statements of Grubb & Ellis Company included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.






Chicago, Illinois
January 28, 2002